As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWELL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0106100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8550 Mosley Road

Houston, Texas 77075

(713) 944-6900

(Address of principal executive offices)

POWELL INDUSTRIES, INC. 2014 EQUITY INCENTIVE PLAN

(Full title of the plan)

Brett A. Cope President and Chief Executive Officer Powell Industries, Inc. 8550 Mosley Road Houston, Texas 77075 (713) 944-6900	Copies to: William R. Rohrlich, II Winstead PC 600 Travis Street Suite 5200 Houston, Texas 77002 (281) 681-5912

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Powell Industries, Inc. (the “Company”) has filed this Registration Statement to register under the Securities Act of 1933, as amended, the offer and sale of an additional 800,000 shares of common stock of the Company, par value $0.01 per share, issuable under the Powell Industries, Inc. 2014 Equity Incentive Plan, as amended by the First Amendment to Powell Industries, Inc. 2014 Equity Incentive Plan (as so amended, the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-196171) filed by the Company with the U.S. Securities and Exchange Commission on May 22, 2014 (the “Prior Registration Statement”) relating to the Plan, including periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of Powell Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A/A filed on November 1, 2004)

3.2	Amended and Restated Bylaws of Powell Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 12, 2012)

3.3	Amendment No. 1 to Amended and Restated By-laws of Powell Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 26, 2021)

*5.1	Opinion of Winstead PC

10.1	Powell Industries, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on May 7, 2014)

10.2	First Amendment to Powell Industries, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 16, 2023)

*23.1	Consent of Winstead PC (contained in Exhibit 5.1)

*23.2	Consent of PricewaterhouseCoopers LLP

*24.1	Power of Attorney (included on signature page of this Registration Statement)

*107	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on May 19, 2023.

POWELL INDUSTRIES, INC.

By:	/s/ Brett A. Cope
Brett A. Cope
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Brett A. Cope and Michael W. Metcalf, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Brett A. Cope Brett A. Cope	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2023

/s/ Michael W. Metcalf Michael W. Metcalf	Executive Vice President and Chief Financial Officer, (Principal Financial Officer)	May 19, 2023

/s/ Milburn E. Honeycutt Milburn E. Honeycutt	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 19, 2023

/s/ Alaina K. Brooks Alaina K. Brooks	Director	May 19, 2023

/s/ Christopher E. Cragg Christopher E. Cragg	Director	May 19, 2023

/s/ Katheryn B. Curtin Katheryn B. Curtis	Director	May 19, 2023

/s/ James W. McGill James W. McGill	Director	May 19, 2023

/s/ John G. Stacey John G. Stacey	Director	May 19, 2023

/s/ John D. White John D. White	Director	May 19, 2023

/s/ Richard E. Williams Richard E. Williams	Director	May 19, 2023